THE TRAVELERS MONEY MARKET ACCOUNT FOR VARIABLE ANNUITIES

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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           THE TRAVELERS MONEY MARKET ACCOUNT FOR VARIABLE ANNUNITIES
                (Name of Registrant as Specified In Its Charter)

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*    The enclosed supplement was included with the proxy materials sent to all
     Account Owners to correct a typographical error contained in the notice.

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      THE TRAVELERS GROWTH AND INCOME STOCK ACCOUNT FOR VARIABLE ANNUITIES

            THE TRAVELERS MONEY MARKET ACCOUNT FOR VARIABLE ANNUITIES

            THE TRAVELERS QUALITY BOND ACCOUNT FOR VARIABLE ANNUITIES

              (Each an "Account" and, Collectively, the "Accounts")


                                  One Cityplace
                           Hartford, Connecticut 06103


This is to inform you of a correction to the proxy materials dated May 11, 2005 regarding the above referenced Accounts.


In the "Notice of Special Meeting of Variable Annuity Contract Owners" the date of the Special Meeting is June 24, 2005 and not June 10, 2005.



                                                                  MSA - Buckslip